UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 5, 2017

Date of Report (Date of earliest event reported)

American Patriot Brands, Inc. a/k/a/ The Grilled Cheese Truck, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54070	27-3120288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4570 Campus Drive, Suite 1, Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 478-2571

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On October 10, 2017, American Patriot Brands, Inc. a/k/a The Grilled Cheese Truck, Inc. (the “Company”) filed a Form 8-K dated July 2, 2017 (“Current Report”) to, inter alia, disclose that the Company’s financial statements in its Form 10-K for fiscal year ended December 31, 2015 should not be relied upon. This Amendment to the Current Report (the “Amendment”) is being filed to clarify certain disclosures in the Current Report. Item 4.02 of the Current Report is amended and restated in its entirety below.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

The Company filed its Form 10-K for the fiscal year ended December 31, 2015 on October 5, 2017. However, the Form 10-K did not contain the audit report of our Independent Registered Public Accounting Firm (“Auditors”), which the Auditors informed the Company of on October 5, 2017, the same day the Company concluded that all of the financial statements included in its Form 10-K for fiscal year ended December 31, 2015, should not be relied upon. The Company will file an amended Form 10-K once the Auditor’s issue and release their audit report as of and for the years ended December 31, 2015 and 2014.

The Company’s financial statements in its Form 10-K for fiscal year ended December 31, 2015, including the comparative financial statements for fiscal year ended December 31, 2014, should not be relied upon.

Members of the Company’s board of directors and executive team have discussed the non-reliance with the Company’s Auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PATRIOT BRANDS, INC. A/K/A THE GRILLED CHEESE TRUCK, INC.,

Date: October 25, 2017	By:	/s/ Robert Lee
Robert Lee, Chairman